SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 8-K


Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 29, 1997



THE HARTCOURT COMPANIES, INC.
(Exact name of registrant as specified in its charter)



UTAH
(State or other jurisdiction of incorporation)



                  0011-12671                                      87-0400541
              (Commission File No.)        (IRS Employer Identification No.)



               19104 S. Norwalk Boulevard       90701
                       Artesia, California                     (Zip Code)
              (Address of Principal Executive Office)



Registrant's telephone number,
including area code:  (562) 403-1126



N.A.
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On October 29, 1997 The Hartcourt Companies, Inc., a Utah Corporation (Registrant), completed the purchase of all of the issued and outstanding stock of Electronic Components & Systems, Inc. (ECS) and Pruzin Technology, Inc. (PTI) for $11,400,000. The purchase price was paid at closing as follows: $250,000 cash, a promissory note for $250,000, $3,169,000 (3,169 shares) of Hartcourt Cos. Series D Preferred Stock, and $7,731,000 (2,500,000 shares) of restricted Hartcourt Cos. Common Stock. In addition, the Company agreed infuse $2,000,000 of equity capital, in cash and cash equivalence or securities.

         ECS specialized in high technology contract manufacturing and assembly of printed circuit boards, phone and cable wires, coil winding, and plastic injection. PTI is a pioneer in the new technology of ball-grid array connection for the semi-conductor industry. ECS operates out of four facilities,, the largest of which is in the maquiladora free trade zone in Sonora, Mexico. The other three facilities are located in Nogales, Tucson and Chandler, Arizona. The total work force includes 50 employees in the U.S. and 749 in Mexico.

         ECS has grown steadily since its inception in 1988. Total revenues for the fiscal year ending on December 31, 1996 were $12.8 million with net income of $813,069. The Company will leave the management of ECS in place and operate ECS as a subsidiary of the Company.


Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Electronic Components & Systems, Inc. for the year ended December 31, 1996 and the seven months ended July 31, 1997 are filed with this report.

(b) Pro forma Financial Information.

The unaudited pro forma condensed financial statements are filed with this report.
(c) Exhibits.

The exhibits to this Report are listed in the Exhibit index set forth elsewhere herein.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE HARTCOURT COMPANIES, INC.

Date: November 11, 1997           By:__________________________________
                                                           Dr. Alan Phan
                                                           President

FINANCIAL STATEMENTS INDEX


     Audited financial statements of Electronic Components & Systems, Inc. for the year ended December 31, 1996 and the seven months ended July 31, 1997. Unaudited pro forma condensed consolidated balance sheet of Registrant as of September 30, 1997 and December 31, 1996. Unaudited pro forma condensed consolidated statements of income for the nine and twelve months ended September 30, 1997 and December 31, 1996, respectively.


Exhibits Index


2. Acqusition of Assets - Agreement between Registrant, Electronic Components & Systems, Inc.,
Pruzin Technologies, Inc.  and the majority shareholder of Electronic Components
 & Systems, Inc. and Pruzin Technologies, Ic. dated October 28, 1997.

3. Certificate of Incorporation- Designation for Series D Preferred






                                              INDEPENDENT AUDITORS' REPORT






To the Board of Directors and Shareholders of ELECTRONIC COMPONENTS AND SYSTEMS, INC.
AND PRUZIN TECHNOLOGIES, INC.:

We have audited the accompanying combined balance sheets of Electronic Components and Systems, Inc. (an Arizona corporation) and Pruzin Technologies, Inc. (an Arizona corporation) as of July 31, 1997 and December 31, 1996, and the related combined statements of income, shareholders' equity and cash flows for the seven months and year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Electronic Components and Systems, Inc. and Pruzin Technologies, Inc. as of July 31, 1997 and December 31,
1996, and the results of its operations and its cash flows for the seven months and year then ended, in conformity with generally accepted accounting principles.
San Diego, California
September 19, 1997




                                               ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                                    AND PRUZIN TECHNOLOGIES, INC.

                                                                  COMBINED BALANCE SHEETS
     ASSETS                                                                           As of
                                                                               As of July 31,      December 31,
CURRENT ASSETS                                                                 1997                    1996
                                                                            ---------------        ----------
  Accounts receivable (Note B)                                                 $1,429,012         $1,225,925
  Inventory, net (Note C)                                                       1,921,920          1,784,069
  Shareholder's loan receivable                                                   249,928            304,678
  Employee receivables                                                             20,116             30,896
  Prepaid expenses                                                                 24,860             24,860
                                                                           --------------        -----------

       TOTAL CURRENT ASSETS                                                   3,645,836           3,370,428

PROPERTY AND EQUIPMENT, net (Note D)                                            1,557,993          1,687,230

OTHER ASSETS                                                                          983                983
                                                                          ---------------      -------------

                                                                             $  5,204,812          $5,058,641
                                                                             ============          ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Bank overdraft                                                              $    57,538       $     58,298
  Accounts payable                                                              1,211,081          1,411,272
  Accrued expenses (Note E)                                                       270,855            133,398
  Due to factor (Note F)                                                          592,972            535,975
  Notes payable, related party (Note G)                                            60,000             20,000
  Note payable, current portion (Note H)                                           80,893             75,306
  Capital lease obligations, current portion (Note I)                             153,366            125,983
                                                                            -------------       ------------

     TOTAL CURRENT LIABILITIES                                                  2,426,705          2,360,232

NOTE PAYABLE, net of current portion (Note H)                                      81,655            130,044

CAPITAL LEASE OBLIGATIONS, net of current portion (Note I)                        500,078            526,844

MINORITY INTEREST (Note A)                                                        (37,367)            16,925
                                                                           --------------       ------------

                                                                                2,971,071           3,034,045

COMMITMENTS AND CONTINGENCIES (Note I)                                                  -                  -

SHAREHOLDERS' EQUITY (Note J)
  Common stock (Note J)                                                            91,200             91,200
  Additional paid-in-capital                                                      126,800            126,800
  Retained earnings                                                             2,015,741          1,806,596
                                                                            -------------        -----------

     TOTAL SHAREHOLDERS' EQUITY                                                 2,233,741          2,024,596
                                                                            -------------        -----------

                                                                              $  5,204,812          $5,058,641
                                                                             ============          ==========


                             The  accompanying  notes  are an  integral  part of
these financial statements.



                                              ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                                    AND PRUZIN TECHNOLOGIES, INC.

                                                    COMBINED STATEMENTS OF INCOME


                                                                         Seven months
                                                                               ended              Year ended
                                                                         July 31, 1997    December 31, 1996

NET SALES                                                                       $7,348,593       $12,858,123

COST OF SALES                                                                    5,573,674        10,080,936
                                                                               -----------       -----------

    Gross Profit                                                              1,774,919            2,777,187

OPERATING EXPENSES
    Selling, general and administrative                                       1,441,858            1,885,076
    Depreciation and amortization                                               230,665              257,634
                                                                          ------------        -------------

           TOTAL OPERATING EXPENSES                                          1,672,523            2,142,710
                                                                           -----------         ------------

INCOME FROM OPERATIONS                                                             102,396           634,477

OTHER INCOME (EXPENSES)
    Minority interest in combined companies, net loss                               54,292             8,075
    Interest expense                                                              (137,870)         (143,398)
    Interest income                                                                      -               143
    Other income                                                                   190,327           313,772
                                                                              ------------      ------------

           TOTAL OTHER INCOME                                                   106,749              178,592
                                                                            ------------         ------------

INCOME BEFORE INCOME TAXES                                                         209,145           813,069

    Income taxes (Note A)                                                                -                 -
                                                                          ----------------  ----------------

NET INCOME                                                                  $   209,145           $   813,069
                                                                             ===========           ===========










                             The  accompanying  notes  are an  integral  part of
these financial statements.



ELECTRONIC COMPONENTS AND SYSTEMS, INC.
AND PRUZIN TECHNOLOGIES, INC.

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY




                                    Total
                                                                                                Retained     Shareholders'
                                Common Stock                Additional
                                             Amount       Paid-in-Capital         Earnings         Equity


Balance, January 1, 1995                       162             $  16,200       $126,800       $1,236,249        $1,379,249

   Issuance of common stock                    100               100,000                -                 -        100,000

   Minority interest                           (25)               (25,000)              -                 -        (25,000)

   Net income                                          -              -                 -           813,069        813,069

 Distributions to shareholders                        -             -                   -         (242,722)      (242,722)
                                          ------------- -------------     -------------      -----------    -----------

Balance, December 31, 1996                          237                91,200         126,800    1,806,596      2,024,596

 Net income                                           -             -                   -          209,145        209,145
                                          ------------- -------------    --------------     ------------    -----------

Balance, July 31, 1997                              237             $  91,200       $ 126,800   $2,015,741     $2,233,741
























                             The  accompanying  notes  are an  integral  part of
these financial statements.



                                               ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                                    AND PRUZIN TECHNOLOGIES, INC.

                                                  COMBINED STATEMENTS OF CASH FLOWS


                                                                                 Seven months
                                                                                ended              Year ended
                                                                               July 31, 1997    December 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                       $ 209,145        $ 813,069
 Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                                               230,665          257,634
        Minority interest in combined companies, net loss                              (54,292)       (8,075)
        Changes in operating assets and liabilities:
          Accounts receivable                                                        (203,087)      (218,211)
          Inventory                                                                    (137,851)     (61,657)
          Employee receivables                                                       10,780          (14,432)
          Prepaid expenses                                                                -          (19,360)
          Other assets                                                                    -             (983)
          Accounts payable                                                         (200,191)        (496,115)
          Accrued expenses                                                               137,457    (375,141)
          Due to factor                                                              56,997          535,975
                                                                                 ----------    -------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                            49,623          412,704
                                                                                 ----------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                                                (31,775)        (228,607)
                                                                                 ----------    -------------

NET CASH USED IN INVESTING ACTIVITIES                                               (31,775)        (228,607)
                                                                                  ---------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Payments received on loans to shareholder                                           54,750           42,406
 Net payments on line of credit                                                           -          (96,177)
 Proceeds from note payable, related party                                           40,000           20,000
 Distributions to shareholders                                                               -      (242,722)
 Payments on notes payable                                                          (42,802)         (35,650)
 Payments on capital lease obligations                                              (69,036)         (38,218)
                                                                                  ---------      -----------

NET CASH USED IN FINANCING ACTIVITIES                                               (17,088)        (350,361)
                                                                                  ---------       ----------

NET INCREASE (DECREASE) IN CASH                                                         760         (166,264)

CASH, BEGINNING OF PERIOD                                                           (58,298)         107,966
                                                                                  ---------       ----------

BANK OVERDRAFT, END OF PERIOD                                                     $ (57,538)     $   (58,298)
                                                                                  =========      ===========





                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.



                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

ASummary of Significant Accounting Policies:

    Organization and Nature of Operations

    The combined financial statements include the accounts of Electronic Components and Systems, Inc. (ECS), an Arizona corporation incorporated on November 24, 1987, and Pruzin Technologies, Inc. (Pruzin), an Arizona corporation incorporated on November 20, 1996, (together "the Company"). The majority shareholder of ECS is also the majority shareholder of Pruzin. All significant intercompany payables and receivables have been eliminated in the combining process.

    The Company's principal operations are the wholesale manufacturing and selling of cabling and other electronic components to the telecommunication and computer industries. ECS operated under the name Electronic Components and Services, Inc. until June 13, 1996, at which date the name was changed to Electronic Components and Systems, Inc.

    The Company maintains manufacturing operations under maquiladora agreements in Nogales, Mexico. A substantial amount of the Company's cables and electronic components are manufactured and assembled at the Mexico facility. The Company also has smaller manufacturing facilities in Tucson and Chandler, Arizona and a distribution facility in Nogales, Arizona.

    Basis of Accounting

    The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    Cash and Equivalents

    For purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents at July 31, 1997 and December 31, 1996.

    Concentrations

    In the normal course of business, the Company extends unsecured credit to customers principally in the United States and Mexico. Credit is extended based on an evaluation of the customer's financial condition. Credit losses have been within management's expectations. The Company's sales are substantially all to two large electronic components manufacturers, one of which is located in Nogales, Mexico (Note M).

    As mentioned above, the Company maintains manufacturing operations under maquiladora agreements in Nogales, Mexico which includes plant and equipment with a net book value estimated at $300,000. It is always reasonably possible that operations located outside an entity's home country will be disrupted in the near term, but management believes it is remote (Note E).

A. Summary of Significant Accounting Policies: (continued)

                                       ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                              AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)



       Inventory

       Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include material, labor and manufacturing overhead.

       Property and Equipment

       Property and equipment is stated at cost and depreciated using an accelerated depreciation method over the estimated useful lives of the assets, which range from three to twelve years. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When assets are retired or otherwise disposed, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected as income or expense.

       Minority Interest

       Minority interest represents the 25% shareholder's interest in the net assets and operations of Pruzin Technologies, Inc.

       Revenue Recognition

       Revenue from product sales is generated  primarily  from the  manufacture
       and  sale  of  cabling  and  other  electronic  components.   Revenue  is
       recognized when the product is shipped.

       Income Taxes

       The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

       Fair Value

       The  carrying   amounts   reflected  in  the  balance  sheets  for  cash,
       receivables, loans, accounts payable and accrued expenses approximate the respective fair values.

       Reclassifications

       Certain prior year balances have been reclassified to conform to the current year presentation.

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


B.       Accounts Receivable:

         Accounts receivable at July 31, 1997 and December 31, 1996 consists of the following:

                                                      July 31     December 31,
                                                              1996

         Accounts receivable, unassigned         $  595,074$  449,315
         Accounts receivable, assigned (Note F)     833,938   776,610

                                                  1,429,012 1,225,925

         Less:  Allowance for doubtful accounts    -                -
                                               ------------------------------

                                                 $1,429,012 $1,225,925
                                                 ========== ==========

         As stated in Note A, the Company manufactures and sells cabling and other electronic components to the telecommunication and computer industries. Sales are made based upon customer-specific orders. Therefore, management believes that all accounts receivable as of July 31, 1997 and December 31, 1996 were fully collectible, and no allowance for doubtful accounts was recorded.

C.       Inventory:

         Inventory at July 31, 1997 and December 31, 1996 is summarized as follows:

                                                July 31          December 31,
                                                                      1996

              Raw materials                      $1,772,998           $1,651,294
              Work-in-process                         5,888                    -
              Finished goods                        143,034              132,775
                                                -----------         ------------

                                                  1,921,920            1,784,069
              Less reserve for obsolescence               -                    -
                                               ------------     ----------------

              Inventory, net                     $1,921,920           $1,784,069
                                                  ==========           =========

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


D. Property and Equipment:

      Property and equipment at July 31, 1997 and December 31, 1996 are summarized as follows:

                                                             July 31             December 31,
                                                               1997                 1996

              Machinery and equipment                         $2,099,046           $2,023,914
              Furniture and fixtures                              92,139               92,139
              Office equipment                                     8,544                    -
              Leasehold improvements                               8,820                8,820
              Vehicles                                            17,752                    -
                                                            ------------      ---------------

                                                               2,226,301            2,124,873
              Less accumulated depreciation and
                amortization                                    (668,308)            (437,643)
                                                             -----------          -----------

              Property and equipment, net                     $1,557,993           $1,687,230
                                                              ==========           ==========

E. Accrued Expenses:

      Accrued expenses at July 31, 1997 and December 31, 1996 are summarized as follows:

                                                         July 31, December 31,
                                                   1997                    1996

              Mexican operating costs            $270,855             $133,398

      The above represents amounts accrued by management as expenses related to Mexican government and traditionally cultural requirements connected with foreign entities doing business in Mexico. The premise for this accrual is the possibility of the foreign entity discontinuing local operations and leaving Mexican workers jobless.

F. Due to Factor:

      On March 13, 1996, the Company entered into a factoring agreement with an unrelated third party for credit administration purposes. This continuing contract is automatically renewable for successive periods of three months unless terminated by written notice.

      Under the factoring agreement, the factor purchases substantially all trade accounts receivable, mainly for one of the Company's major customers, General Instrument, at a price equal to the net face amount of the receivable, less a discount of 1.25% if the account is paid within thirty days of the purchase. The Company may take advances of up to 75% of the net face amount of the accounts sold to the factor. The Company is contingently liable to the factor for merchandise disputes, customer claims, and other chargebacks on eligible receivables. As collateral, the Company has granted a continuing security interest in substantially all assets to the factor.

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


F. Due to Factor: (continued)

      The proceeds received from the factor for the seven months ended July 31, 1997 and year ended December, 31, 1996 totaled $3,631,383 and $5,751,199, respectively. At July 31, 1997 and December 31, 1996, the balance due to the factor for advances taken prior to the collection of the accounts receivable was $592,972 and $535,975, respectively.

G. Notes Payable, Related Party:

      Notes payable, related party at July 31, 1997 and December 31, 1996 consist of the following:

                                                                  July 31,            December 31,
                                                                     1997                     1996
      Unsecured note payable due to an employee of the Company,
  interest at 10%
      per annum, interest only, monthly payments of $166.67
      with principal due upon demand                              $20,000                   $20,000

      Unsecured  note payable due to a relative of the president of the Company,
      interest at 10% per annum, interest only, monthly payments of
      $333.33 with principal due upon demand                        40,000                         -
                                                                  --------                -----------

                                                                    60,000                     20,000

      Less current portion (60,000)                                (20,000)                  --------
                                      -------

                                                              $         -                  $        -

                                                                 ===========
                ==========
H. Note Payable:

      Note payable at July 31, 1997 and December 31, 1996 consists of the following:

                              July 31,December 31,
                                    1997 1996
      Note payable due to an unrelated third party, maturing in June 1999, with monthly installments of $ 8,038.85, including interest at 12.29%, collateralized by equipment and personally guaranteed by the
      shareholders                                 $162,548             $205,350

         Less current portion                       (80,893)            (75,306)
                                                   ---------           ---------

                                                   $  81,655            $130,044
                                                   =========            ========

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


H. Notes Payable: (continued)

      Aggregate maturities of debt at July 31, 1997 are as follows:

                    Period Ending
                         July 31,                                        Amount

                           1998                                       $  80,893
                           1999                                          81,655
                           2000                                                -
                           2001                                                -
                           2002                                                -
                                                                    ------------

                                                                        $162,548

I. Commitments and Contingencies:

      Operating Leases

      The Company leased its Nogales,  Arizona  facility  under a  noncancelable operating lease from an unrelated third party through August 1996. Thereafter, the lease has been on a month-to-month basis. During 1996, the Company entered into two five year noncancelable operating leases with unrelated third parties for its Tucson and Chandler, Arizona facilities which expire through November 2001. The Company also leases its vehicles under noncancelable operating leases which expire through June 1999. Rental expense for the facilities for the seven months ended July 31, 1997 and the year ended December 31, 1996 was $242,527 and $242,452, respectively.

      At July 31, 1997, minimum annual rent payable under the noncancelable leases in each of the next five periods ending July 31 and thereafter are as follows:

                                                                                Rent             Vehicles           Total

                      1998                                                     $211,649           $23,158          $234,807
                      1999                                                      215,032            15,362           230,394
                      2000                                                      218,584                 -           218,584
                      2001                                                      188,750                 -           188,750
                      2002                                                       48,000                 -            48,000
                         Thereafter                                        -          -                              -

                          Total                                                $882,015           $38,520          $920,535
                                                                               ========           =======          ========

      The noncancelable operating leases for the facilities provide that the Company pays for property taxes, insurance and certain other operating expenses applicable to the leased premises.

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


I. Commitments and Contingencies: (continued)

      Capital Leases

      The Company leases part of its equipment under various capital leases. The economic substance of the capital lease agreements is that the Company finances the acquisition of machinery by making monthly payments totaling $18,032 over a period ranging from thirty-six to sixty months through June 2002, and accordingly, the capital leases are reflected as a capital lease obligation and the assets as a component of property and equipment. The following is an analysis of the book value of the leased assets included in property and equipment at July 31, 1997 and December 31, 1996:
                                                         July 31,   December 31,
                                                              1997          1996

                  Cost                                    $760,697      $691,045

                  Less accumulated depreciation           (168,753)     (56,620)

                                                          $591,944      $634,425
                                                          ========      ========

      The future minimum lease payments under capitalized leases and the present value of the net minimum lease payments at July 31, 1997 are as follows:

                      1998                                         $ 216,382
                      1999                                           216,382
                    2000                                             161,684
                      2001                                           161,684
                      2002                                            48,742
                                                                  ----------

                                                                     804,874
         Less amount representing interest
                    (151,430)

                                                                      653,444
                    Less current portion of capital lease obligations
                                                                     (153,366)

                                                                      $500,078

      At July 31, 1997, $539,946 of the total capital lease obligations was personally guaranteed by the principal shareholder of the Company.

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)


J. Shareholders' Equity

      Common Stock

      Electronic Components and Systems, Inc. and Pruzin Technologies, Inc. have different capital structures which are summarized as follows at July 31,
1997 and December 31, 1996:

                                                          July 31,  December 31,
      Electronics Components and Systems, Inc.:                1997        1996
      -----------------------------------------             -------------------

      Common stock, $100 par value, 10,000 shares
        authorized, 162 shares issued and outstanding      $16,200     $16,200

      Pruzin Technologies, Inc.:

      Common stock, no par value, 1,000,000 shares authorized, 100 shares issued and outstanding, of which 25 shares represent a minority interest
         in the Company                                 75,000           75,000


                                                       $91,200          $91,200
                                                        =======          =======

      S Corporation Distributions

      For the seven months ended July 31, 1997 and December 31, 1996, the Company distributed $ 0 and $242,722, respectively, to its shareholders. These amounts represent a portion of the S Corporation earnings through December 31 of each year.

K. Supplemental Cash Flow Information:

      Supplemental disclosures of cash flow information for the seven months ended July 31, 1997 and year ended December 31, 1996 are summarized as follows:
                                                            July 31,December 31,
                                                             1997          1996

         Cash paid for interest and income taxes:
                  Interest                               $137,870       $143,398

         Noncash investing and financing activities:
                  Assets purchased through capital leases$ 69,652       $691,045
                  Assets purchased through note payable-                 241,000
                  Common stock issued for property and
                    equipment contributed by shareholders-               100,000

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.
                                               AND PRUZIN TECHNOLOGIES, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                        (Continued)



L.     Profit Sharing Plan:

       The Company maintains a defined contribution plan for its U.S. employees (the Plan) that provides for tax deferred benefits under Section 401(K) of the Internal Revenue Code. The Plan allows employees to make contributions, 25% of which will be matched by the Company, up to 5% of an employee's gross salary or the amount allowed by law, as defined. The Company has made matching contributions to the Plan of approximately $3,489 and $3,686 for the seven months ended July 31, 1997 and year ended December 31, 1996, respectively. The Company pays the administrative costs of the Plan, which approximates $2,000 per year.

M.     Major Customers:

       During the seven months ended July 31, 1997, the Company had one major customer and during the year ended December 31, 1996, the Company had two major customers, sales to each of which exceeded 10% of the Company's total sales. Sales to these customers for the seven months ended July 31, 1997 and year ended December 31, 1996 totaled $4,912,281 and $10,486,139, respectively.

       One of the two major customers is General Instrument which is located in Nogales, Mexico. Sales to General Instrument for the seven months ended July 31, 1997 and year ended December 31, 1996 totaled $4,912,281 and $8,505,498, respectively, which represents 67% and 66% of net sales for the respective period.

N.     Subsequent Events:

       In July 1997 the Company signed a stock purchase agreement with Hartcourt Companies, Inc. ("Hartcourt") in which all of the Company's outstanding stock will be acquired in exchange for Hartcourt stock and cash. The transaction is expected to close in October 1997.

       Currently, Jim Pruzin, the majority shareholder of Pruzin Technologies, Inc., is in negotiations with the minority shareholder to purchase the minority shareholder's 25% interest. The negotiations center around a consulting and commission agreement signed at the time the Company purchased its 75% share of Pruzin Technologies, Inc. Under the terms of the original agreement, the Company is required to remit $5,000 per month in consulting fees plus 5% of total combined company sales to the former owner. The proposed agreement would allow for the buy-out of the 25% minority interest and terminate all future royalties.

                                                INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders of ELECTRONIC COMPONENTS AND SYSTEMS, INC.:

We have audited the accompanying balance sheets of Electronic Components and Systems, Inc. (an Arizona corporation) as of December 31, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Components and Systems, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





San Diego, California
September 19, 1997


                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                                                  BALANCE SHEETS


     ASSETS
                                                                           As of December 31,
CURRENT ASSETS                                                                   1995                     1994
                                                                            ---------------           --------

  Cash                                                                        $   107,966          $  90,810
  Accounts receivable (Note A)                                                  1,007,714             17,085
  Inventory, net (Note B)                                                       1,722,412                  -
  Shareholder's loan receivable                                                   347,084            326,173
  Employee receivables                                                             16,464             10,688
  Prepaid expenses                                                                  5,500              9,000
                                                                            -------------        -----------

       TOTAL CURRENT ASSETS                                                    3,207,140             453,756

PROPERTY AND EQUIPMENT, net (Note C)                                              684,212             27,025
                                                                             ------------         ----------

                                                                               $3,891,352           $ 480,781
                                                                                ==========           =========

     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                             $1,907,387         $   24,612
  Accrued expenses (Note E)                                                       508,539            381,598
  Line of credit (Note D)                                                          96,177                   -
                                                                             ------------      --------------

     TOTAL CURRENT LIABILITIES                                                  2,512,103            406,210

COMMITMENTS AND CONTINGENCIES (Note F)                                                  -                  -

SHAREHOLDERS' EQUITY (Note H)
  Common stock, $100 par value, 10,000 shares
     authorized; 162 shares issued and outstanding                                 16,200             16,200
  Additional paid-in-capital                                                      126,800            126,800
  Retained earnings (deficit)                                                   1,236,249            (68,429                    )
                                                                              -----------         ----------

     TOTAL SHAREHOLDERS' EQUITY                                                 1,379,249             74,571
                                                                              -----------         ----------

                                                                              $3,891,352           $ 480,781
                                                                              ==========           =========




                             The  accompanying  notes  are an  integral  part of
these financial statements.



ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                                        STATEMENTS OF INCOME



                                                                                       Year Ended December 31,
                                                                                1995                  1994

NET SALES                                                                     $11,201,158         $4,204,694

COST OF SALES                                                                   8,489,817          3,411,228
                                                                              -----------         ----------

  Gross Profit                                                                   2,711,341            793,466

OPERATING EXPENSES
  Selling, general and administrative                                            1,359,752            968,691
  Depreciation and amortization                                                    117,579             10,765
                                                                              ------------       ------------

          TOTAL OPERATING EXPENSES                                               1,477,331            979,456
                                                                              -----------       ------------

INCOME (LOSS) FROM OPERATIONS                                                   1,234,010           (185,990)

OTHER INCOME (EXPENSES)
  Interest expense                                                                 (6,384)              (772)
  Interest income                                                                   3,422                382
  Loss on disposal of assets                                                       (7,076)            (2,496)
  Other income                                                                    305,066            307,440
                                                                             ------------       ------------

          TOTAL OTHER INCOME                                                      295,028            304,554
                                                                             ------------       ------------

INCOME BEFORE INCOME TAXES                                                      1,529,038            118,564

  Income taxes (Note A)                                                                 -                  -
                                                                         ----------------   ----------------

NET INCOME                                                                    $ 1,529,038       $    118,564
                                                                              ===========       ============










                             The  accompanying  notes  are an  integral  part of
these financial statements.




ELECTRONIC COMPONENTS AND SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY






                                                                                                   Retained         Total
                                                                                                    Earnings    Shareholders'
                                          Common Stock                         Additional
                                                Shares         Amount       Paid-in-Capital        (Deficit)    Equity (Deficit)


Balance, January 1, 1994                            162       $16,200             $126,800      $  (186,993)   $   (43,993)

 Net income                                           -             -                    -          118,564        118,564
                                          -------------   -----------         -------------     ------------    -----------

Balance, December 31, 1994                          162        16,200              126,800         (68,429)          74,571

 Net income                                           -             -                 -            1,529,038      1,529,038

 Distributions to shareholders                        -             -                 -            (224,360)      (224,360)
                                             -------------   -----------    --------------      -----------    -----------

Balance, December 31, 1995                          162      $ 16,200           $  126,800        $1,236,249       $1,379,249
                                             ===========          ========    ==========        ==========       ==========
























                             The  accompanying  notes  are an  integral  part of
these financial statements.




                                               ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                                      STATEMENTS OF CASH FLOWS




                                                                                      Year Ended December 31,
                                                                                1995                  1994
                                                                             -------------           -------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                      $1,529,038        $ 118,564
 Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                                               117,579           10,765
        Loss on disposal of assets                                                    7,076            2,496
        Changes in operating assets and liabilities:
          Accounts receivable                                                      (990,629)          65,116
          Inventory                                                              (1,722,412)               -
          Employee receivables                                                       (5,776)            (697)
          Prepaid expenses and other assets                                           3,500           (6,500)
          Accounts payable                                                        1,882,775         (149,372)
          Accrued expenses                                                          126,941          244,311
                                                                               ------------      -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                            948,092         284,683
                                                                                ------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                                               (781,842)          (7,364)
                                                                               ------------     ------------

NET CASH USED IN INVESTING ACTIVITIES                                              (781,842)          (7,364)
                                                                               ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Loans to shareholder                                                               (20,911)        (189,849)
 Net proceeds from line of credit                                                    96,177                -
 Distributions to shareholders                                                     (224,360)               -
                                                                               ------------   --------------

NET CASH USED IN FINANCING ACTIVITIES                                              (149,094)        (189,849)
                                                                               ------------       ----------

NET INCREASE IN CASH                                                                 17,156           87,470

CASH, BEGINNING OF YEAR                                                              90,810            3,340
                                                                               ------------     ------------

CASH, END OF YEAR                                                               $   107,966      $    90,810
                                                                                ===========      ===========







                              The  accompanying  notes are an  integral  part of
these financial statements.

                                         ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                               NOTES TO FINANCIAL STATEMENTS

ASummary of Significant Accounting Policies:

    Organization and Nature of Operations

    Electronic Components and Systems, Inc. (the "Company") was incorporated on November 24, 1987 in the state of Arizona. The Company's principal operations are the wholesale manufacturing and selling of cabling and other electronic components to the telecommunication and computer industries. The Company operated under the name Electronic Components and Services, Inc. until June 13, 1996, at which date the Company changed its name to Electronic Components and Systems, Inc.

    The Company maintains manufacturing operations under maquiladora agreements in Nogales, Mexico. A substantial amount of the Company's cables and electronic components are manufactured and assembled at the Mexico facility. The Company also has a smaller manufacturing facility in Tucson, Arizona and a distribution facility in Nogales, Arizona.

    Basis of Accounting

    The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    Cash and Equivalents

    For purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 1995 and 1994.

    Accounts Receivable

    Management believes that all accounts receivable as of December 31, 1995 and 1994 were fully collectible. Therefore, no allowance for doubtful accounts was recorded.

    Concentrations

    In the normal course of business, the Company extends unsecured credit to customers principally in the United States and Mexico. Credit is extended based on an evaluation of the customer's financial condition. Credit losses have been within management's expectations. The Company's sales are substantially all to three large electronic components manufacturers located in Nogales, Mexico (Note J).

    As mentioned above, the Company maintains manufacturing operations under maquiladora agreements in Nogales, Mexico which includes plant and equipment with a net book value estimated at $300,000. It is always reasonably possible that operations located outside an entity's home country will be disrupted in the near term but management believes it is remote (Note E).

       Inventory

       Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory costs include material, labor and manufacturing overhead.

       Property and Equipment

       Property and equipment is stated at cost and depreciated using an accelerated depreciation method over the estimated useful lives of the assets, which range from three to five years. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When assets are retired or otherwise disposed, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected as income or expense.

       Revenue Recognition

       Revenue from product sales is generated  primarily  from the  manufacture
       and  sale  of  cabling  and  other  electronic  components.   Revenue  is
       recognized when the product is shipped.

       Income Taxes

       The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

       Fair Value

       The  carrying   amounts   reflected  in  the  balance  sheets  for  cash,
       receivables, loans, accounts payable and accrued expenses approximate the respective fair values.

       Acquisition

       In July 1995 the Company acquired substantially all of the assets of Artisoft, Inc., which principally consisted of machinery and equipment valued at $500,000. The transaction was completed through a sales and purchase agreement whereby $4.00 per unit on the first 125,000 units sold to Artisoft, Inc. was credited in the form of a reduction in total invoice cost. As of December 31, 1995 all amounts owed on the sales and purchase agreement had been remitted.

ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                               NOTES TO FINANCIAL STATEMENTS
                                                        (Continued)


B. Inventory:

       Inventory at December 31, 1995 and 1994 is summarized as follows:

       Prior to 1995 the Company provided fabrication functions and services on consigned materials of the Company's customers.

                                                                                        1995                 1994
                                                                                   -------------           ------

         Raw materials                                                                $1,594,226         $        -
         Finished goods                                                                  128,186                  -
         Less reserve for obsolescence                                                         -                  -
                                                                                ----------------        -----------

              Inventory, net                                                         $ 1,722,412         $        -
                                                                                     ===========         ==========

C. Property and Equipment:

      Property and equipment at December 31, 1995 and 1994 are summarized as follows:

                                                                       1995               1994
                                                                      -----------       --------

         Machinery and equipment                                     $ 806,405          $ 37,835
         Furniture and fixtures                                         23,223            21,719
         Office equipment                                               25,773            14,004
         Leasehold improvements                                          8,820             8,820
         Vehicles                                                            -            11,057
                                                                --------------         ---------

                                                                      864,221             93,435
         Less accumulated depreciation and
           amortization                                               (180,009)          (66,410)
                                                                     ---------         ---------

              Property and equipment, net                           $ 684,212          $  27,025
                                                                    =========          =========


D. Line of Credit:

      The Company has a line of credit facility with a bank which expired on April 15, 1996 and was not renewed. The line bears interest at prime (8.75% at December 31, 1995) plus 9.0%. The line of credit provides for maximum borrowings of $100,000, is secured by inventory, accounts receivable and equipment of the Company and is personally guaranteed by the principal shareholders. At December 31, 1995, the Company had $3,823 of available credit under the line.

ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                               NOTES TO FINANCIAL STATEMENTS
                                                        (Continued)


E. Accrued Expenses:

      Accrued expenses at December 31, 1995 and 1994 are summarized as follows:

                                                                                         1995               1994
                                                                                      ----------        --------

              Mexican operating costs at year-end                                       $508,539           $381,598

      The above represents amounts accrued by management as expenses related to Mexican government and traditionally cultural requirements connected with foreign entities doing business in Mexico. The premise for this accrual is the possibility of the foreign entity shutting down local operations and leaving Mexican workers jobless.

F. Commitments and Contingencies:

      Operating Leases

      The Company leased its Nogales, Arizona facility under a noncancelable operating lease from an unrelated third party through August 1996. Thereafter, the lease has been on a month-to-month basis. On March 1, 1996, the Company entered into a five year noncancelable operating lease with an unrelated third party for its Tucson, Arizona facility which expires in March 2001. Rental expense for the years ended December 31, 1995 and 1994 was $172,662 and $87,987, respectively.

      At December 31, 1995, minimum annual rent payable under the noncancelable leases in each of the next five years ending December 31 and thereafter are as follows:



                      1996                                              $107,224
                      1997                                                66,269
                      1998                                                69,030
                      1999                                                72,482
                      2000                                                76,106
                         Thereafter                                      12,786

                          Total                                         $403,897


      The noncancelable operating lease provides that the Company pays for property taxes, insurance and certain other operating expenses applicable to the leased premises.

ELECTRONIC COMPONENTS AND SYSTEMS, INC.

                                               NOTES TO FINANCIAL STATEMENTS
                                                        (Continued)


G. Supplemental Cash Flow Information:

      Supplemental disclosures of cash flow information for the years ended December 31, 1995 and 1994 are summarized as follows:


                                                                                1995                 1994
                                                                            --------            -------

         Cash paid for interest and income taxes:
               Interest                                                          $6,384          $    772

         Noncash investing and financing activities:
               Vehicle given by shareholder to Company
                  with corresponding reduction to loan receivable               $       -         $11,056
               Vehicle written-off due to disposal                                7,076             2,496

H. Shareholders' Equity:

      S Corporation Distributions

      For the years ended December 31, 1995 and 1994, the Company distributed $224,360 and $0, respectively, to its shareholders. These amounts represent a portion of the S Corporation earnings through December 31 of each year.

I. Profit Sharing Plan:

      The Company maintains a defined contribution plan for its U.S. employees (the Plan) that provides for tax deferred benefits under Section 401(K) of the Internal Revenue Code. The Plan allows employees to make contributions, 25% of which will be matched by the Company, up to 5% of an employee's gross salary or the amount allowed by law, as defined. The
      Company has made matching contributions to the Plan of approximately $1,287 and $0 for the years ended December 31, 1995 and 1994, respectively. The Company pays the administrative costs of the Plan, which approximates $2,000 per year.

J. Major Customers:

      During the year ended December 31, 1995, the Company had three major customers, sales to each of which exceeded 10% of the Company's total sales. During the year ended December 31, 1994, there was one major customer. Sales to these customers for the years ended December 31, 1995 and 1994 totaled $10,073,587 and $3,901,106, respectively.

K. Subsequent Events:

      In July 1997 the Company signed a stock purchase agreement with Hartcourt Companies, Inc. ("Hartcourt") in which all of the Company's outstanding stock will be acquired in exchange for Hartcourt stock and cash.
      The transaction is expected to close in October 1997.




                                                 PRO FORMA FINANCIAL INFORMATION

                                  THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1996
                                                    (UNAUDITED)




                                                                                  Pro Forma
                                                                                  djustments
                                                                                        Elimination
                                                            Historical         ECS          Entries                 Pro Forma

         ASSETS

CURRENT ASSETS
    Cash and cash equivalents                        $            822$                 -$                -        $        822
    Accounts receivable                                          91,088          1,225,925                   -       1,317,013
    Inventories                                               311,424        1,784,069               -               2,095,493
    Prepaid consulting fees                                   900,000                -               -                 900,000
    Note receivables-current                                  133,764                -               -                 133,764
    Amount due from shareholder                                32,356          304,678               -                 337,034
         Interest receivable                                   3,877                           -               -         3,877
    Other current assets                   -                                    55,756               -                  55,756
                        --------------------          -----------------------------------        ----------------

         TOTAL CURRENT ASSETS                               1,473,331        3,370,428                   -             4,843,759
                                                        -------------    ---------------------------------        --------------

Property, plant, and equipment, net                            44,809        1,716,064               -               1,760,873
Investments                                                17,906,520                -               -              17,906,520
Note receivables                                            1,190,795                -        -                       1,190,795
Goodwill, net                                                       -        9,965,641               -               9,965,641
Investment in subsidiary                                  11,400,000                   -       11,400,000   (a)-
Other assets                                                    7,550               983                    -              8,533
                                                     ------------------------------------------------------  -----------------

         TOTAL ASSETS                                      $32,023,005        $15,053,116    $  11,400,000       $ 35,676,121
                                                           ===========         -----------    =============       ============

(a) To eliminate Hartcourt Companies investment in Subsidiary.



                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.


                                                   PRO FORMA FINANCIAL INFORMATION

                                           THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1996
                                                             (UNAUDITED)
                                                             (Continued)

                                                                                  Pro Forma
                                                                                      Adjustments
                                                                                        Elimination
                                                            Historical         ECS          Entries          Pro Forma


    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable - current                             $      56,396   $       75,306$               -   $      131,702
    Due to Factor         -                                                    535,975                -          535,975
    Capital Lease Obligation                                        -          125,983                -          125,983
    Accrued Expenses - Mexico                                       -          133,398                -          133,398
    Note Payable, Related Party                                     -           20,000                -           20,000
    Accounts payable - trade                                  148,569        1,411,272                -        1,559,841
    Accrued expenses                                          133,747          519,000                -          652,747
    Overdraft                                                   5,691           58,298                -           63,989
    Subscription                                               45,000              -                  -         45,000
                                                       --------------             -------------------------------------------------

         TOTAL CURRENT LIABILITIES                            389,403        2,879,232                -        3,268,635

Capital Lease - Long Term -                                                    526,844                -          526,844
Long-term debt                                                774,369          130,044                  -        904,413
                  -------------                         -------------------------------- --------------

         TOTAL LIABILITIES                                  1,163,772        3,536,120                -        4,699,892

Preferred Stock D                                           3,169,000                -                -        3,169,000
Preferred Stock                                                    10                -                -               10
Common Stock                                                    16,185          11,400           11,400        (a)16,185
APIC                                                       31,179,635       11,388,600     11,388,600  (a)    31,179,635
Treasury Stock                                               (279,928)               -                -         (279,928)
Retained deficit                                           (3,225,669)         116,996                  -     (3,108,673)
                  -------------                         --------------------------------  -------------

         TOTAL STOCKHOLDERS' EQUITY                        30,859,233       11,516,996       11,400,000       30,976,229
                                                         ------------      -----------      -----------     ------------

         TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                         $32,023,005      $15,053,116      $11,400,000      $35,676,121
                                                          ===========      ===========      ===========      ===========

(a) To eliminate Hartcourt Companies investment in Subsidiary.

                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.




                                                   PRO FORMA FINANCIAL INFORMATION

                                           THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AT DECEMBER 31, 1996
                                                             (UNAUDITED)


                                                                                    Pro Forma
                                                                                       Adjustments
                                                                                           Elimination
                                                            Historical         ECS             Entries       Pro Forma

SALES                                                    $    510,692      $13,171,895$               -      $13,682,587
                                                         ------------      ----------------------------      -----------


COST OF SALES                                                 797,667       10,080,936                 -      10,878,603

GROSS PROFIT                                                 (286,975)       3,090,959                -        2,803,984

OPERATING EXPENSES
    Depreciation & amortization                               671,982          940,632                -        1,612,614
    General and administrative                                570,774        1,890,076                 -       2,460,850
                                                        -------------     ------------------------------    ------------

    TOTAL OPERATING EXPENSES                                1,242,756        2,830,708                 -       4,073,464
                                                         ------------     ------------------------------    ------------

LOSS FROM OPERATIONS                                       (1,529,731)         260,251                -       (1,269,480)

OTHER INCOME (EXPENSES)
    Interest income                                            10,100              143                -           10,243
    Relief of debt                                            384,735                -                -          384,735
    Interest expense, net                                    (443,042)        (143,398)                 -       (586,440)
                                                              -------------   ---------- ------------------ --------------

TOTAL OTHER INCOME (EXPENSES)                                 (48,207)        (143,255)                 -       (191,462)
                                                       --------------    ------------- ------------------ --------------

NET LOSS BEFORE INCOME TAXES                               (1,577,938)         116,996                -       (1,460,942)

    Taxes on earnings                                           1,800                  -                 -          1,800
                                                      -------------------------------------------------------------------

NET LOSS                                                  $(1,579,738)    $    116,996$               -      $(1,462,742)
                                                          ===========     =============================      ============

Weighted Average Shares Outstanding
    Including Common Stock Equivalents                      4,814,303                                          7,314,303

NET LOSS PER COMMON SHARE                            $           (.33)                                  $           (.20)
                                                     ================                                   ================


                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.




                                                   PRO FORMA FINANCIAL INFORMATION

                                           THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1997
                                                             (UNAUDITED)




                                                                                  Pro Forma
                                                                                      Adjustments
                                                                                        Elimination
                                                            Historical         ECS          Entries                  Pro Forma

         ASSETS

CURRENT ASSETS
    Cash and cash equivalents                           $     144,790  $        6,602 $                  -     $      151,392
    Accounts receivable                                        38,651       1,832,722                -              1,871,373
    Inventories                                               128,591        1,813,839                  -           1,942,430
    Marketable Securities                                   5,874,966                -                -             5,874,966
    Employee Receivables  -                                                     17,350                -                17,350
    Prepaid consulting fees                                   900,000                -                  -             900,000
    Prepaid expenses                                          328,736           24,860                  -             353,596
    Note receivables-current                                  193,103                -                  -             193,103
    Amount due from shareholder                                74,985          263,319                  -             338,304
    Interest receivable                                        14,760                    -                    -        14,760
                                                      ------------------------------------------------------------------------

         TOTAL CURRENT ASSETS                               7,698,582        3,958,692                    -        11,657,274
                                                        -------------    ----------------------------------      ------------

Property, plant, and equipment, net                            31,992        1,640,031                  -           1,672,023
Investments                                                17,906,520                -                  -          17,906,520
Note receivables                                            1,346,278                -                -             1,346,278
Goodwill, net                                                       -        9,431,767                  -           9,431,767
Investment in subsidiary                                   11,516,996                -       11,516,996(a)                     -
Other assets                                                   51,951              983                    -            52,934
                                                      -----------------------------------------------------   ---------------

         TOTAL ASSETS                                     $38,552,319      $15,031,473      $11,516,996        $42,066,796
                                                         ===========       -----------      ===========        ===========


(a) To eliminate Hartcourt Companies investment in Subsidiary.

                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.



                                                   PRO FORMA FINANCIAL INFORMATION

                                           THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1997
                                                             (UNAUDITED)
                                                             (Continued)

                                                                                  Pro Forma
                                                                                      Adjustments
                                                                                        Elimination
                                                            Historical         ECS          Entries          Pro Forma


    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable - current                             $      51,586     $     82,564 $              -     $     134,150
    Accounts payable - trade                                  232,610        1,298,758                -         1,531,368
    Capital Lease Obligation                                        -          156,232                -           156,232
    Due to factor         -                                                    796,061                -          796,061
    Note payable - related party                                    -           60,000                -            60,000
    Accrued expenses                                            4,960          514,000                -           518,960
    Accrued Expenses - Mexico                                       -          270,855                  -         270 855
                                                   ------------------      ------------------------------   -------------

         TOTAL CURRENT LIABILITIES                            289,156        3,178,470                -         3,467,626

Capital Lease Obligation - Long Term                                -          472,818                -           472,818
Long-term debt                                                826,615           67,182                  -        893,797
                  -------------                          -------------------------------  -------------

         TOTAL LIABILITIES                                  1,115,771        3,718,470                -         4,834,241

Preferred Stock D                                           3,169,000                -                -         3,169,000
Preferred Stock A                                           4,000,000                -                -         4,000,000
Preferred Stock B                                           2,000,000                -                -         2,000,000
Preferred Stock                                                    10                -                -                10
Common Stock                                                   17,731           11,400           11,400(a)          17,731
APIC                                                       32,070,933       11,388,600       11,388,600(a)     32,070,933
Treasury Stock                                               (279,928)               -                -          (279,928)
Stock Subscription Receivables                               (276,000)               -                -          (276,000)
Retained deficit                                           (3,265,198)          (86,997)         116,996  (a)   (3,469,191)
                                                         -------------     -------------    -------------      -------------

         TOTAL STOCKHOLDERS' EQUITY                        37,436,548       11,313,003       11,516,996        37,232,555
                                                         ------------      -----------      -----------      ------------

         TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                         $38,552,319      $15,031,473      $11,516,996       $42,066,796
                                                          ===========      ===========      ===========       ===========

(a) To eliminate Hartcourt Companies investment in Subsidiary.

                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.


                                                   PRO FORMA FINANCIAL INFORMATION

                                           THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
                           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AT SEPTEMBER 30, 1997
                                                             (UNAUDITED)


                                                                                    Pro Forma
                                                                                       Adjustments
                                                                                           Elimination
                                                            Historical         ECS             Entries       Pro Forma

SALES                                                    $    316,706       $9,847,294$               -       $10,164,000
                                                         ------------       ---------------------------       -----------


COST OF SALES                                                  213,727       7,242,591                 -       7,456,318
                                                        -------------     ----------------------------      ----------

GROSS PROFIT                                                   102,979       2,604,703                -        2,707,682

OPERATING EXPENSES
    Depreciation & amortization                                10,792          714,724                -           725,516
    General and administrative                                271,448        1,917,874                 -        2,189,322
                                                        -------------       ----------------------------       ----------

    TOTAL OPERATING EXPENSES                                  282,240        2,632,598                 -        2,914,838
                                                        -------------       ----------------------------       ----------

LOSS FROM OPERATIONS                                         (179,261)         (27,895)               -          (207,156)

OTHER INCOME (EXPENSES)
    Interest income                                            21,885                -                -            21,885
    Relief of debt        -                                         -                -                -
    Other income                                               25,556                 -                -           25,556
    Interest expense, net                                     (22,305)         (181,098)                 -       (203,403)
                                                          --------------     ------------------------------    -----------

TOTAL OTHER INCOME (EXPENSES)                                  25,136         (181,098)               -          (155,962)

NET LOSS BEFORE INCOME TAXES                                 (154,125)        (208,993)               -          (363,118)

    Taxes on earnings                                           2,400                -                 -            2,400
                                                      --------------------------------------------------   --------------

NET EARNINGS (LOSS)$                                         (156,525)      $ (208,993)$               -      $ (365,518)
                                                         =============        ========== =================      ==========

Weighted Average Shares Outstanding
    Including Common Stock Equivalents                     12,029,029                                          14,529,029

NET LOSS PER COMMON SHARE                             $         (.013)                                     $        (.025)
                                                      ===============                                      ==============



                                                 See   accompanying   notes   to
                                                 proforma consolidated financial
                                                 statements.

                                             THE HARTCOURT COMPANIES, INC.
                                      NOTES TO UNAUDITED CONSOLIDATED PRO FORMA
                                                    FINANCIAL DATA



A.       Organization:

         The accompanying unaudited condensed consolidated pro forma financial statements include the
         accounts of the Hartcourt Companies, Inc. (Hartcourt) a Utah corporation, Electronic Components and Systems, Inc. and Pruzin Technologies, Inc. (collectively ECS), both Arizona corporations. All significant intercompany payables and receivables have been eliminated in the consolidating process.

B.       Basis of Presentation:

         The unaudited pro forma condensed consolidated balance sheets present the financial position of Hartcourt and ECS as of December 31, 1996 and September 30, 1997, assuming that the merger had occurred as of January 1, 1996. The unaudited condensed consolidated pro forma statement of operations give the effect to the merger by consolidating the results of condensed operations of the respective companies for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997 assuming that the proposed merger had occurred as of January 1, 1996.

         The unaudited condensed consolidated pro forma financial statements should be read in conjunction with Hartcourt's and ECS's historical consolidated and combined financial statements and the notes thereto as of December 31, 1996 and July 31, 1997, respectively. Pro forma adjustments are based upon current estimates, historical information and certain assumptions that management deems appropriate. The unaudited condensed consolidated pro forma financial data presented herein are not necessarily indicative of the results that would have been reported had such events actually occurred on January 1, 1996, nor are they necessarily indicative of the future results of Hartcourt and ECS.